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                                                                    EXHIBIT 21.1



                              List of Subsidiaries
                             ----------------------


Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

Discovery Technologies Ltd.                               Switzerland

ChemRx Advanced Technologies, Inc.                        Delaware

Structural Proteomics, Inc.                               New Jersey

Systems Integration Drug Discovery Company, Inc.          Arizona